Cumulus Media Reports Operating Results for the Third Quarter 2023

ATLANTA, GA — October 27, 2023: Cumulus Media Inc. (NASDAQ: CMLS) (the "Company," "Cumulus Media," "we," "us," or "our") today announced operating results for the three and nine months ended September 30, 2023.

Mary G. Berner, President and Chief Executive Officer of Cumulus Media, said, “Third quarter revenue and Adjusted EBITDA finished in line with expectations with results reflecting the continued dichotomy between local and national business lines. Despite the challenging environment, we maximized performance by continuing to focus on areas we can control, including growing each of our digital businesses, reducing costs, and improving our balance sheet through non-core asset sales and debt reduction. These actions have further improved the Company’s revenue growth profile, operating leverage, financial flexibility, and strategic optionality and, collectively, position us to rebound when the advertising environment improves.”

Berner continued, “While we are continuing to see weakness in national markets, as companies are starting to set their 2024 marketing budgets, we are seeing some initial indications from key national advertisers in several categories that sentiment is improving for next year. That tone, combined with the anticipation of a robust political spending cycle, gives us cautious optimism that we may be seeing the early signs of a market recovery.”

Q3 Performance Summary:

•Posted total net revenue of $207.4 million, a decline of 11% year-over-year

•Generated digital revenue of $37.2 million, an increase of 7% year-over-year – representing 18% of total revenue, with growth across streaming, podcasting, and digital marketing services

•Recorded third quarter net income of $2.7 million compared to $8.5 million in Q3 2022 and third quarter Adjusted EBITDA(1) of $26.9 million compared to $46.6 million in Q3 2022

•Retired $5.2 million face value of term loans at an average purchase price of 83.5% of par

•Reported total debt of $675.8 million at September 30, 2023, and net debt(1) of $592.9 million

•Completed the sale of WDRQ-FM for $10.0 million of gross proceeds

(1)Adjusted EBITDA and net debt are not financial measures calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Operating Summary (dollars in thousands, except percentages and per share data):

For the three months ended September 30, 2023, the Company reported net revenue of $207.4 million, a decrease of 11.2% from the three months ended September 30, 2022, net income of $2.7 million and Adjusted EBITDA of $26.9 million.

For the nine months ended September 30, 2023, the Company reported net revenue of $623.2 million, a decrease of 11.2% from the nine months ended September 30, 2022, net loss of $19.8 million and Adjusted EBITDA of $67.9 million.

As Reported	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	% Change
Net revenue	$207,419	$233,463	(11.2)%
Net income	$2,722	$8,540	(68.1)%
Adjusted EBITDA	$26,925	$46,567	(42.2)%
Basic earnings per share	$0.17	$0.45	(62.2)%
Diluted earnings per share	$0.16	$0.45	(64.4)%

As Reported	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022	% Change
Net revenue	$623,247	$702,236	(11.2)%
Net (loss) income	$(19,813)	$16,289	N/A
Adjusted EBITDA	$67,930	$123,265	(44.9)%
Basic (loss) earnings per share	$(1.13)	$0.82	N/A
Diluted (loss) earnings per share	$(1.13)	$0.81	N/A

Revenue Detail Summary (dollars in thousands):

As Reported	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	% Change
Broadcast radio revenue:
Spot	$105,890	$124,813	(15.2)%
Network	40,360	52,261	(22.8)%
Total broadcast radio revenue	146,250	177,074	(17.4)%
Digital	37,215	34,910	6.6%
Other	23,954	21,479	11.5%
Net revenue	$207,419	$233,463	(11.2)%

As Reported	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022	% Change
Broadcast radio revenue:
Spot	$310,668	$355,735	(12.7)%
Network	130,355	166,247	(21.6)%
Total broadcast radio revenue	441,023	521,982	(15.5)%
Digital	106,842	104,604	2.1%
Other	75,382	75,650	(0.4)%
Net revenue	$623,247	$702,236	(11.2)%

Balance Sheet Summary (dollars in thousands):

	September 30, 2023	December 31, 2022
Cash and cash equivalents	$82,807	$107,433
Term loan due 2026 (2)	$329,510	$338,452
6.75% Senior notes (2)	$346,245	$380,927

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022
Capital expenditures	$7,051	$6,951

	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Capital expenditures	$21,026	$18,560

(2) Excludes unamortized debt issuance costs.

Earnings Conference Call Details
The Company will host a conference call today at 8:30 AM ET to discuss its third quarter operating results. NetRoadshow (NRS) is the service provider for this call. They will require email address verification (one-time only) and will provide registration confirmation. To participate in the conference call, please register in advance using the link on the Company's investor relations website at www.cumulusmedia.com/investors. Upon completing registration, a calendar invitation will follow with call access details, including a unique PIN, and replay details.

To join by phone with operator-assisted dial-in, domestic callers should dial 833-470-1428 and international callers should dial 404-975-4839. If prompted, the participant access code is 672286. Please call five to ten minutes in advance to ensure that you are connected prior to the call.

The conference call will also be broadcast live in listen-only mode through a link on the Company’s investor relations website at www.cumulusmedia.com/investors. This link can also be used to access a recording of the call, which will be available shortly following its completion.

Please see an update to the Company’s investor presentation on the Company's investor relations website at www.cumulusmedia.com/investors, which may be referenced on the conference call. Unless otherwise specified, information contained in the investor presentation or on our website is not incorporated into this press release or other documents we file with, or furnish to, the SEC.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to our future operating, financial, and strategic performance and our plans and objectives, including with regard to returning capital to shareholders. Any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to differ from those contained in or implied by the forward-looking statements as a result of various factors. Such factors include, among others, risks and uncertainties related to the implementation of our strategic operating plans, the continued uncertain financial and economic conditions, the amount and frequency of our shareholder capital returns, the rapidly changing and competitive media industry, and the economy in general. We are subject to additional risks and uncertainties described in our quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the "Risk Factors," and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" sections contained therein. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control, and the unexpected occurrence or failure to occur of any such events or matters could cause our actual results, performance, financial condition or achievements to differ materially from those expressed or implied by such forward-looking statements. Cumulus Media assumes no responsibility to update any forward-looking statements, which are based upon expectations as of the date hereof, as a result of new information, future events or otherwise.

About Cumulus Media
Cumulus Media (NASDAQ: CMLS) is an audio-first media company delivering premium content to over a quarter billion people every month — wherever and whenever they want it. Cumulus Media engages listeners with high-quality local programming through 403 owned-and-operated radio stations across 85 markets; delivers nationally-syndicated sports, news, talk, and entertainment programming from iconic brands including the NFL, the NCAA, the Masters, CNN, the AP, the Academy of Country Music Awards, and many other world-class partners across more than 9,400 affiliated stations through Westwood One, the largest audio network in America; and inspires listeners through the Cumulus Podcast Network, its rapidly growing network of original podcasts that are smart, entertaining and thought-provoking. Cumulus Media provides advertisers with personal connections, local impact and national reach through broadcast and on-demand digital, mobile, social, and voice-activated platforms, as well as integrated digital marketing services, powerful influencers, full-service audio solutions, industry-leading research and insights, and live event experiences. Cumulus Media is the only audio media company to provide marketers with local and national advertising performance guarantees. For more information visit www.cumulusmedia.com.

Non-GAAP Financial Measures

From time to time, we utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. Consolidated adjusted earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA") is the financial metric by which management and the chief operating decision maker allocate resources of the Company and analyze the performance of the Company as a whole. Management also uses this measure to determine the contribution of our core operations to the funding of our corporate resources utilized to manage our operations and the funding of our non-operating expenses including debt service and acquisitions. In addition, consolidated Adjusted EBITDA is a key metric for purposes of calculating and determining our compliance with certain covenants contained in our Refinanced Credit Agreement.

In determining Adjusted EBITDA, we exclude the following from net income (loss): interest, taxes, depreciation, amortization, stock-based compensation expense, gain or loss on the exchange, sale, or disposal of any assets or stations or early extinguishment of debt, restructuring costs, expenses relating to acquisitions and divestitures, non-routine legal expenses incurred in connection with certain litigation matters, and non-cash impairments of assets, if any.

Management believes that Adjusted EBITDA, with and excluding impact of political advertising, although not a measure that is calculated in accordance with GAAP, is commonly employed by the investment community as a measure for determining the market value of a media company and comparing the operational and financial performance among media companies. Management has also observed that Adjusted EBITDA, with and excluding impact of political advertising, is routinely utilized to evaluate and negotiate the potential purchase price for media companies. Given the relevance to our overall value, management believes that investors consider these metrics to be extremely useful.

The Company presents revenue, excluding impact of political revenue. As a result of the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting net revenue, excluding impact of political revenue, provides useful information to investors about the Company’s revenue growth comparable from period to period.

The Company presents the non-GAAP financial measure net debt which is total debt principal, gross, less cash and cash equivalents.

We refer to Adjusted EBITDA, with and excluding the impact of political advertising, net revenue, excluding impact of political revenue and net debt as the "Non-GAAP Financial Measures." Non-GAAP Financial Measures should not be considered in isolation or as a substitute for net income, net revenue, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, Non-GAAP Financial Measures may be defined or calculated differently by other companies and, therefore, comparability may be limited.

For further information, please contact:
Cumulus Media Inc.
Investor Relations Department
IR@cumulus.com
404-260-6600

Supplemental Financial Data and Reconciliations

Cumulus Media Inc.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net revenue	$207,419	$233,463	$623,247	$702,236
Operating expenses:
Content costs	76,740	83,284	238,939	257,793
Selling, general & administrative expenses	91,834	93,200	280,536	285,327
Depreciation and amortization	13,950	14,034	43,780	41,403
Corporate expenses	12,243	10,666	36,740	36,951
Stock-based compensation expense	1,471	1,518	4,089	4,712
Restructuring costs	2,212	2,297	13,219	6,819
Gain on sale of assets or stations	(8,614)	41	(15,895)	(1,085)
Total operating expenses	189,836	205,040	601,408	631,920
Operating income	17,583	28,423	21,839	70,316
Non-operating expense:
Interest expense	(17,862)	(15,507)	(53,468)	(47,488)
Interest income	634	1	1,715	3
Gain on early extinguishment of debt	843	279	9,849	1,876
Other expense, net	(26)	(32)	(312)	(87)
Total non-operating expense, net	(16,411)	(15,259)	(42,216)	(45,696)
Income (loss) before income taxes	1,172	13,164	(20,377)	24,620
Income tax benefit (expense)	1,550	(4,624)	564	(8,331)
Net income (loss)	$2,722	$8,540	$(19,813)	$16,289

The following tables reconcile net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the periods presented herein (dollars in thousands):

As Reported	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022
GAAP net income	$2,722	$8,540
Income tax (benefit) expense	(1,550)	4,624
Non-operating expense, including net interest expense	17,254	15,538
Depreciation and amortization	13,950	14,034
Stock-based compensation expense	1,471	1,518
(Gain) loss on sale or disposal of assets or stations	(8,614)	41
Gain on early extinguishment of debt	(843)	(279)
Restructuring costs	2,212	2,297
Non-routine legal expenses	122	59
Franchise taxes	201	195
Adjusted EBITDA	$26,925	$46,567

As Reported	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
GAAP net (loss) income	$(19,813)	$16,289
Income tax (benefit) expense	(564)	8,331
Non-operating expense, including net interest expense	52,065	47,572
Depreciation and amortization	43,780	41,403
Stock-based compensation expense	4,089	4,712
Gain on sale or disposal of assets or stations	(15,895)	(1,085)
Gain on early extinguishment of debt	(9,849)	(1,876)
Restructuring costs	13,219	6,819
Non-routine legal expenses	298	523
Franchise taxes	600	577
Adjusted EBITDA	$67,930	$123,265

The following tables reconcile the as reported net revenue and as reported Adjusted EBITDA, both including and excluding the impact of political, for the periods presented herein (dollars in thousands):

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022
As reported net revenue	$207,419	$233,463
Political revenue	(826)	(4,493)
As reported net revenue, excluding impact of political revenue	$206,593	$228,970

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022
As reported Adjusted EBITDA	$26,925	$46,567
Political EBITDA	(744)	(4,044)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$26,181	$42,523

	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
As reported net revenue	$623,247	$702,236
Political revenue	(1,733)	(10,127)
As reported net revenue, excluding impact of political revenue	$621,514	$692,109

	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
As reported Adjusted EBITDA	$67,930	$123,265
Political EBITDA	(1,560)	(9,114)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$66,370	$114,151

The following table reconciles total debt principal, gross, the most directly comparable financial measure calculated and presented in accordance with GAAP, to net debt (dollars in thousands):

	As of September 30,
	2023	2022
Total debt principal, gross	$675,755	$740,858
Less: Cash and cash equivalents	(82,807)	(118,149)
Net debt	$592,948	$622,709